UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2014

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 15, 2014, MetLife, Inc. issued a news release announcing the declaration of second quarter 2014 dividends of $0.2555555 per share on MetLife, Inc.’s floating rate non-cumulative preferred stock, Series A, and $0.4062500 per share on MetLife, Inc.’s 6.50% non-cumulative preferred stock, Series B. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

99.1	News release of MetLife, Inc., dated May 15, 2014, announcing the declaration of second quarter 2014 dividends on its floating rate non-cumulative preferred stock, Series A, and its 6.50% non-cumulative preferred stock, Series B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
	Name:	Timothy J. Ring
	Title:	Vice President and Secretary

Date: May 15, 2014

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT
99.1	News release of MetLife, Inc., dated May 15, 2014, announcing the declaration of second quarter 2014 dividends on its floating rate non-cumulative preferred stock, Series A, and its 6.50% non-cumulative preferred stock, Series B.